Exhibit 99.1

Investor Contact:	Cori Lin, Crocs, Inc.
(303) 848-5053
clin@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Record Third Quarter Results

Third Quarter Revenue of $362 million Grew 16%
Operating Income Rose 81% and Operating Margin Expanded to 19.9%
Record Third Quarter Diluted EPS of $0.91 Increased 78%
___________________________________________________________________________

BROOMFIELD, COLORADO — October 27, 2020 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for women, men, and children, today announced its third quarter 2020 financial results.

Andrew Rees, Chief Executive Officer, said, “We achieved record third quarter revenue and EPS despite the challenges presented by the global COVID-19 pandemic. Our extraordinary performance and strong cash flow generation demonstrates the strength of the Crocs brand and product offering globally. I am tremendously proud of how we have executed as a team and am excited for our future.”

Third Quarter 2020 Highlights

•Record third quarter revenues at $361.7 million after record third quarter revenues were achieved in 2019. Revenues increased 15.7%, or 15.9% on a constant currency basis, with growth in all three channels.
•Digital sales grew 35.5% to represent 37.7% of revenue versus 32.2% last year with growth in all regions.
•Retail comparable store sales grew 16.2%.
•Operating income increased 80.7% to $72.1 million and operating margins expanded 710 basis points to 19.9%.
•Diluted earnings per share grew 78.4% to a quarterly record of $0.91.

Amounts referred to as “Adjusted” are Non-GAAP measures and include adjustments that are described under the heading “Reconciliation of GAAP Measures to Non-GAAP Measures.” A reconciliation of these amounts to their GAAP counterparts are contained in the schedules below.

Third Quarter 2020 Operating Results

•Revenues were $361.7 million, an increase of 15.7% from the same period last year, or 15.9% on a constant currency basis. E-commerce revenues grew 36.3%, wholesale revenues grew 12.4%, and retail revenues increased 8.9%.
•Gross margin of 57.2% increased 480 basis points compared to 52.4% in the same period last year. Adjusted gross margin of 57.4% rose 380 basis points from the same period last year.
•SG&A expenses of $134.7 million increased from $123.9 million in the same period last year and SG&A as a percent of revenue improved by 240 basis points to 37.2%. Adjusted SG&A improved to 36.6% of revenues versus 39.4% for the same period last year.

•Income from operations increased 80.7% to $72.1 million from $39.9 million for the same period last year. Operating margin rose 710 basis points to 19.9%. Adjusted income from operations rose 69.7% to $75.4 million and adjusted operating margin was 20.8% compared to 14.2% for the same period last year.
•Diluted earnings per share increased 78.4% to a quarterly record of $0.91, as compared to $0.51 for the same period last year. Adjusted diluted earnings per share were $0.94, or 64.9% above the $0.57 for the same period last year.

Third Quarter 2020 Geographic Summary

•Americas: Revenues of $234.0 million increased 27.3% on a constant currency basis.
•Asia Pacific: Revenues of $67.7 million decreased 9.0% on a constant currency basis.
•EMEA: Revenues of $60.0 million increased 10.7% on a constant currency basis.

Third Quarter 2020 Channel Summary

•Wholesale: Revenues increased 12.4% to $164.5 million compared to $146.4 million for the same period last year.
•Retail: Revenues increased 8.9% to $117.2 million compared to $107.6 million for the same period last year.
•E-Commerce: Revenues increased 36.3% to $80.0 million compared to $58.7 million for the same period last year.
•Digital sales, which includes sales through our company-owned websites, third party marketplaces, and e-tailers, grew 35.5% to 37.7% of total revenues versus 32.2% for the same period last year.
•Direct-to-consumer comparable sales, which includes retail and e-commerce, grew 23.8% versus 15.9% for the same period last year.

Balance Sheet and Cash Flow

•Cash and cash equivalents were $123.6 million as of September 30, 2020, compared to $108.3 million as of December 31,
2019.
•Inventories increased to $174.1 million as of September 30, 2020, compared to $172.0 million as of December 31,
2019 and $139.8 million as of September 30, 2019 as in-transit inventories were up approximately $20 million from the same period last year.
•Capital expenditures during the nine months ended September 30, 2020 were $33.2 million, relatively flat to the same period last year.
•Borrowings at September 30, 2020 were $135.0 million after repaying $140.0 million in debt during the third quarter. Our liquidity position remains strong with $364.4 million in available borrowing capacity.

Stock Repurchase Activity

We have a track record of investing to fuel growth and returning capital to shareholders. During the third quarter of 2020, we did not repurchase any shares. Earlier in the year we temporarily suspended the share repurchase program to maximize liquidity and flexibility during the COVID-19 pandemic. As of September 30, 2020, we repurchased $39.2 million of shares this year and approximately $469 million in capacity remains under the share repurchase authorization.

Financial Outlook

In these unprecedented times, we will continue to provide forward visibility when appropriate. Excluding the potential impact of any future COVID-related shutdowns in major markets, we expect:
•Revenues: Fourth quarter revenue to grow between 20% and 30% compared to 2019. This translates into full year 2020 revenue growth of approximately 5% to 7%.
•Tax rate: A 2020 tax rate of approximately 11% as we project to utilize deferred tax assets that were previously subject to a valuation allowance.

•Capital expenditures: Approximately $50 million of capital expenditures for 2020, which reflects investment to support future growth.

Conference Call Information

A conference call to discuss third quarter 2020 results is scheduled for today, Tuesday, October 27, 2020, at 8:30 am ET. To receive conference call details, please register at the Investor Relations section of the Crocs website, investors.crocs.com. The webcast will also be available live and on replay through October 27, 2021 at this site.

About Crocs, Inc.

Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. The vast majority of shoes within Crocs’ collection contains Croslite™ material, a proprietary, molded footwear technology, delivering extraordinary comfort with each step.

In 2020, Crocs declares that expressing yourself and being comfortable are not mutually exclusive. To learn more about Crocs or our global Come As You Are™ campaign, please visit www.crocs.com or follow @Crocs on Facebook, Instagram, and Twitter.

Forward Looking Statements

This press release includes estimates, projections, and statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding potential impacts to our business related to the COVID-19 pandemic, our financial condition, brand and liquidity outlook, and expectations regarding our 2020 revenue, tax rate, capital expenditures, and cash flow. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the COVID-19 pandemic and related government, private sector, and individual consumer responsive actions; current global financial conditions, including economic impacts resulting from the COVID-19 pandemic; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speak only as of the date of this press release. We do not undertake any obligation to update publicly any forward-looking statements.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$361,736	$312,766	$974,445	$967,614
Cost of sales	154,967	148,942	453,581	476,796
Gross profit	206,769	163,824	520,864	490,818
Selling, general and administrative expenses	134,683	123,940	371,371	370,525
Income from operations	72,086	39,884	149,493	120,293
Foreign currency gains (losses), net	(516)	585	(1,434)	(893)
Interest income	43	167	189	493
Interest expense	(1,502)	(2,505)	(5,593)	(6,743)
Other income (expense), net	(27)	(34)	901	(48)
Income before income taxes	70,084	38,097	143,556	113,102
Income tax expense	8,195	2,421	14,025	13,518
Net income	$61,889	$35,676	$129,531	$99,584
Net income per common share:
Basic	$0.92	$0.52	$1.92	$1.40
Diluted	$0.91	$0.51	$1.89	$1.38
Weighted average common shares outstanding:
Basic	67,473	69,097	67,606	71,003
Diluted	68,385	70,176	68,608	72,342

CROCS, INC. AND SUBSIDIARIES
EARNINGS PER SHARE
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Numerator:
Net income	$61,889	$35,676	$129,531	$99,584
Denominator:
Weighted average common shares outstanding - basic	67,473	69,097	67,606	71,003
Plus: Dilutive effect of stock options and unvested restricted stock units	912	1,079	1,002	1,339
Weighted average common shares outstanding - diluted	68,385	70,176	68,608	72,342

Net income per common share:
Basic	$0.92	$0.52	$1.92	$1.40
Diluted	$0.91	$0.51	$1.89	$1.38

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$123,562	$108,253
Accounts receivable, net of allowances of $21,206 and $18,797, respectively	139,474	108,199
Inventories	174,119	172,028
Income taxes receivable	8,426	1,341
Other receivables	9,593	8,711
Restricted cash - current	1,565	1,500
Prepaid expenses and other assets	15,570	25,350
Total current assets	472,309	425,382
Property and equipment, net of accumulated depreciation and amortization of $86,252 and $79,604, respectively	56,321	47,405
Intangible assets, net of accumulated amortization of $94,627 and $82,760, respectively	40,147	47,095
Goodwill	1,649	1,578
Deferred tax assets, net	23,273	24,747
Restricted cash	1,810	2,292
Right-of-use assets	197,402	182,228
Other assets	9,134	8,075
Total assets	$802,045	$738,802

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$119,108	$95,754
Accrued expenses and other liabilities	100,294	108,677
Income taxes payable	9,467	4,207
Current operating lease liabilities	49,741	48,585
Total current liabilities	278,610	257,223
Long-term income taxes payable	5,098	4,522
Long-term borrowings	135,000	205,000
Long-term operating lease liabilities	155,349	140,148
Other liabilities	1	4
Total liabilities	574,058	606,897
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 5.0 million shares authorized including 1.0 million authorized as Series A Convertible Preferred Stock, none outstanding	—	—
Common stock, par value $0.001 per share, 250.0 million shares authorized, 105.0 million and 104.0 million issued, 67.5 million and 68.2 million outstanding, respectively	105	104
Treasury stock, at cost, 37.5 million and 35.8 million shares, respectively	(587,983)	(546,208)
Additional paid-in capital	508,055	495,903
Retained earnings	370,016	240,485
Accumulated other comprehensive loss	(62,206)	(58,379)
Total stockholders’ equity	227,987	131,905
Total liabilities and stockholders’ equity	$802,045	$738,802

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$129,531	$99,584
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,251	17,508
Operating lease cost	45,818	44,776
Inventory donations	8,873	23
Provision for doubtful accounts, net	5,720	2,132
Share-based compensation	10,809	11,020
Other non-cash items	3,632	(2,843)
Changes in operating assets and liabilities:
Accounts receivable	(38,937)	(30,619)
Inventories	(14,873)	(17,178)
Prepaid expenses and other assets	7,706	(3,501)
Accounts payable, accrued expenses and other liabilities	25,243	1,955
Operating lease liabilities	(45,133)	(49,668)
Cash provided by operating activities	158,640	73,189
Cash flows from investing activities:
Purchases of property, equipment, and software	(33,193)	(32,852)
Proceeds from disposal of property and equipment	434	302
Other	(168)	—
Cash used in investing activities	(32,927)	(32,550)
Cash flows from financing activities:
Proceeds from bank borrowings	150,000	310,000
Repayments of bank borrowings	(220,000)	(245,000)
Dividends—Series A convertible preferred stock (1)	—	(2,985)
Repurchases of common stock	(39,159)	(133,475)
Other	(1,792)	(3,275)
Cash used in financing activities	(110,951)	(74,735)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	130	(2,299)
Net change in cash, cash equivalents, and restricted cash	14,892	(36,395)
Cash, cash equivalents, and restricted cash—beginning of period	112,045	127,530
Cash, cash equivalents, and restricted cash—end of period	$126,937	$91,135
(1) For the nine months ended September 30, 2019, represents $3.0 million paid to induce conversion of Series A Convertible Preferred Stock to common stock.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present “Non-GAAP cost of sales,” “Non-GAAP gross profit,” “Non-GAAP gross margin,” “Non-GAAP selling, general, and administrative expenses,” “Non-GAAP net income,” “Non-GAAP income from operations”, “Non-GAAP operating margin,” “Non-GAAP weighted average common shares outstanding - basic and diluted,” and “Non-GAAP basic and diluted net income per common share,” which are non-GAAP financial measures. Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends. For the three and nine months ended September 30, 2020, management believes it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP cost of sales, gross profit, and gross margin reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)
GAAP revenues	$361,736	$312,766	$974,445	$967,614

GAAP cost of sales	$154,967	$148,942	$453,581	$476,796
New distribution centers (1)	(897)	(3,678)	(2,636)	(7,981)
COVID-19 inventory write-off (2)	—	—	(2,396)	—
Other	(119)	(42)	(119)	(175)
Total adjustments	(1,016)	(3,720)	(5,151)	(8,156)
Non-GAAP cost of sales	$153,951	$145,222	$448,430	$468,640

GAAP gross profit	$206,769	$163,824	$520,864	$490,818
GAAP gross margin	57.2%	52.4%	53.5%	50.7%

Non-GAAP gross profit	$207,785	$167,544	$526,015	$498,974
Non-GAAP gross margin	57.4%	53.6%	54.0%	51.6%
(1) Represents expenses, including expansion costs, related to our distribution centers in Dayton, Ohio and Dordrecht, the Netherlands.
(2) Represents an inventory write-off in our Asia Pacific segment associated with the impact of COVID-19.

Non-GAAP selling, general and administrative expenses reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)
GAAP revenues	$361,736	$312,766	$974,445	$967,614

GAAP selling, general and administrative expenses	$134,683	$123,940	$371,371	$370,525
Donations of inventory	(50)	—	(9,970)	—
COVID-19 severance costs	—	—	(2,403)
COVID-19 impact of bad debt expense (1)	48	—	(4,433)	—
Other COVID-19 costs (2)	(183)	—	(827)	—
Duplicate headquarters rent (3)	(426)	—	(1,120)	—
Non-recurring expenses associated with cost reduction initiatives in 2019	—	(809)	—	(1,698)
Other (4)	(1,652)	—	(2,133)	—
Total adjustments	(2,263)	(809)	(20,886)	(1,698)
Non-GAAP selling, general and administrative expenses (5)	$132,420	$123,131	$350,485	$368,827

GAAP selling, general and administrative expenses as a percent of revenues	37.2%	39.6%	38.1%	38.3%
Non-GAAP selling, general and administrative expenses as a percent of revenues	36.6%	39.4%	36.0%	38.1%
(1) Represents bad debt expense associated with the impact of COVID-19 on wholesale partners in our Asia Pacific and Americas segments.
(2) Represents costs incurred in response to the COVID-19, including hazard pay, cleaning costs, and legal costs.

(3) Represents ongoing duplicate rent costs associated with our move to our new headquarters in Broomfield, Colorado, while we conclude the lease for our former headquarters in Niwot, Colorado.
(4) Represents non-recoverable duties, non-recurring costs related to the closure of company-owned retail stores in Australia, employee severance costs, and various other immaterial items.
(5) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)
GAAP revenues	$361,736	$312,766	$974,445	$967,614

GAAP income from operations	$72,086	$39,884	$149,493	$120,293
Non-GAAP cost of sales adjustments (1)	1,016	3,720	5,151	8,156
Non-GAAP selling, general and administrative expenses adjustments (2)	2,263	809	20,886	1,698
Non-GAAP income from operations	$75,365	$44,413	$175,530	$130,147

GAAP operating margin	19.9%	12.8%	15.3%	12.4%
Non-GAAP operating margin	20.8%	14.2%	18.0%	13.5%
(1) See 'Non-GAAP cost of sales, gross profit, and gross margin reconciliation' above for more details.
(2) See 'Non-GAAP selling, general and administrative expenses reconciliation' above for more details.

Non-GAAP earnings per share reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands, except per share data)
Numerator:
GAAP net income	$61,889	$35,676	$129,531	$99,584
Non-GAAP cost of sales adjustments (1)	1,016	3,720	5,151	8,156
Non-GAAP selling, general and administrative expenses adjustments (2)	2,263	809	20,886	1,698
Non-GAAP other income adjustment (3)	—	—	(919)	—
Tax effect of non-GAAP adjustments (4)	(649)	—	(6,109)	—
Non-GAAP net income	$64,519	$40,205	$148,540	$109,438
Denominator:
GAAP weighted average common shares outstanding - basic	67,473	69,097	67,606	71,003
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	912	1,079	1,002	1,339
GAAP weighted average common shares outstanding - diluted	68,385	70,176	68,608	72,342

GAAP net income per common share:
Basic	$0.92	$0.52	$1.92	$1.40
Diluted	$0.91	$0.51	$1.89	$1.38

Non-GAAP net income per common share:
Basic	$0.96	$0.58	$2.20	$1.54
Diluted	$0.94	$0.57	$2.17	$1.51
(1) See 'Non-GAAP cost of sales, gross profit, and gross margin reconciliation' above for more information.
(2) See 'Non-GAAP selling, general and administrative expenses reconciliation' above for more information.
(3) Represents a fair value adjustment associated with our donations of inventory.

(4) In the three months and nine months ended September 30, 2019, non-GAAP adjustments were in jurisdictions subject to a full valuation allowance, and thus had no material net tax impact.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,		% Change		Constant Currency % Change (1)
	2020	2019	2020	2019	Q3 2020-2019	YTD 2020-2019	Q3 2020-2019	YTD 2020-2019
	(in thousands)
Americas:
Wholesale	$98,025	$75,660	$256,258	$216,846	29.6%	18.2%	31.8%	19.8%
Retail	89,748	78,141	158,587	182,116	14.9%	(12.9)%	14.9%	(12.9)%
E-commerce	46,274	31,391	138,510	85,796	47.4%	61.4%	47.5%	61.6%
Total Americas	234,047	185,192	553,355	484,758	26.4%	14.2%	27.3%	15.0%
Asia Pacific:
Wholesale	28,842	36,655	109,705	169,468	(21.3)%	(35.3)%	(21.1)%	(33.9)%
Retail	19,652	20,133	51,643	60,901	(2.4)%	(15.2)%	(2.7)%	(13.3)%
E-commerce	19,210	17,463	65,388	53,353	10.0%	22.6%	9.2%	24.4%
Total Asia Pacific	67,704	74,251	226,736	283,722	(8.8)%	(20.1)%	(9.0)%	(18.5)%
EMEA
Wholesale	37,630	34,058	136,507	144,685	10.5%	(5.7)%	8.3%	(3.9)%
Retail	7,789	9,347	15,970	25,453	(16.7)%	(37.3)%	(15.1)%	(35.9)%
E-commerce	14,552	9,869	41,771	28,821	47.5%	44.9%	43.3%	46.4%
Total EMEA	59,971	53,274	194,248	198,959	12.6%	(2.4)%	10.7%	(0.7)%
Total segment revenues	361,722	312,717	974,339	967,439	15.7%	0.7%	15.9%	1.9%
Other businesses	14	49	106	175	(71.4)%	(39.4)%	(71.4)%	(39.4)%
Total consolidated revenues	$361,736	$312,766	$974,445	$967,614	15.7%	0.7%	15.9%	1.9%

Total wholesale	$164,511	$146,422	$502,576	$531,174	12.4%	(5.4)%	13.1%	(3.8)%
Total retail	117,189	107,621	226,200	268,470	8.9%	(15.7)%	9.0%	(15.1)%
Total e-commerce	80,036	58,723	245,669	167,970	36.3%	46.3%	35.4%	47.3%
Total consolidated revenues	$361,736	$312,766	$974,445	$967,614	15.7%	0.7%	15.9%	1.9%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.

CROCS, INC. AND SUBSIDIARIES
RETAIL STORE COUNTS
(UNAUDITED)

	June 30, 2020	Opened	Closed	September 30, 2020
Type:
Outlet stores	191	—	5	186
Retail stores	104	—	4	100
Kiosk/store in store	65	—	—	65
Total	360	—	9	351
Operating segment:
Americas	165	—	—	165
Asia Pacific	142	—	6	136
EMEA	53	—	3	50
Total	360	—	9	351

	December 31, 2019	Opened	Closed/Transferred	September 30, 2020
Type:
Outlet stores	193	5	12	186
Retail stores	109	3	12	100
Kiosk/store-in-store	65	1	1	65
Total	367	9	25	351
Operating segment:
Americas	165	2	2	165
Asia Pacific	145	5	14	136
EMEA	57	2	9	50
Total	367	9	25	351

CROCS, INC. AND SUBSIDIARIES
DIGITAL SALES PERCENTAGE, COMPARABLE RETAIL STORE SALES, AND DIRECT-TO-CONSUMER COMPARABLE SALES
(UNAUDITED)

Digital sales, which includes sales through our company-owned website, third party marketplaces, and e-tailers, as a percent of total revenues, by operating segment were:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Digital sales as a percent of total revenues:
Americas	30.8%	26.9%	38.9%	28.0%
Asia Pacific	42.3%	32.9%	39.0%	27.6%
EMEA	59.8%	49.6%	53.5%	39.6%
Global	37.7%	32.2%	41.8%	30.3%

Comparable retail store sales and direct-to-consumer store sales by operating segment are shown below.

	Constant Currency (1)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Comparable retail store sales: (2)
Americas	22.3%	19.1%	21.8%	17.1%
Asia Pacific	2.8%	(4.2)%	(0.8)%	(1.2)%
EMEA	(4.7)%	2.4%	(5.6)%	6.3%
Global	16.2%	12.5%	13.0%	11.4%

	Constant Currency (1)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Direct-to-consumer comparable sales (includes retail and e-commerce): (2)
Americas	30.7%	18.5%	40.1%	18.6%
Asia Pacific	5.2%	11.7%	10.9%	5.6%
EMEA	22.9%	9.5%	28.7%	13.8%
Global	23.8%	15.9%	29.8%	14.4%
(1) Reflects period over period change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) Comparable store status is determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce revenues are based on same site sales period over period.